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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 25, 1998

                           EASGTROUP PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    MARYLAND
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

               1-7094                                    13-2711135
      (Commission File Number)                (IRS Employer Identification No.)


                300 ONE JACKSON PLACE
               188 EAST CAPITOL STREET
                   P.O. BOX 22728
                JACKSON, MISSISSIPPI                             39225-2728
      (Address of principal executive offices)                   (Zip Code)

                  Registrant's telephone number (601) 354-3555

          (Former name or former address, if changed since last report)


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                                    FORM 8-K

                              EASTGROUP PROPERTIES

ITEM 5.  OTHER EVENTS

On September 25, 1998, EastGroup entered into an agreement with Five Arrows Realty Securities II L.L.C.("Five Arrows"), an investment fund managed by Rothschild Realty Inc., a member of the Rothschild Group, providing for the sale of up to 2,800,000 shares at a net price of $24.50 per share of Series B Cumulative Convertible Preferred Stock. Under the terms of this agreement, EastGroup Properties may sell the Series B Preferred Stock to Five Arrows at up to five closings, at EastGroup's option, during the next twelve months for an aggregate purchase price of up to $70 million. Under the terms of the agreement, EastGroup is required to fund at least $40 million over the next twelve months, but may at its sole discretion increase the funding up to $70 million under identical terms. In connection with such sale, EastGroup has entered into certain related agreements with Five Arrows, providing, among other things, for certain registration rights with respect to the Series B Preferred Stock and the right to designate a member of the Board of Directors under certain circumstances.

         The Series B Preferred Stock is entitled to quarterly dividends in arrears equal to the greater of $0.547 per share or the dividend on the number of shares of common stock into which a share of Series B Preferred Stock is convertible. Each share of Series B Preferred Stock is convertible into 1.1364 shares of common stock. The Series B Preferred Stock may be redeemed by EastGroup after January 1, 2004 at a 4% premium over the liquidation preference of $25.00 with such premium declining to zero after January 1, 2008. Over the twelve-month period of funding, EastGroup will use the proceeds to fund the acquisition and selective development of additional industrial properties in EastGroup's current and targeted Sunbelt markets.

(C) EXHIBITS.

The following exhibits are included herein:

99(a) Investment Agreement dated as of September 25, 1998 between the Registrant and Five Arrows Realty Securities II L.L.C. (filed herewith).

99(b) Articles Supplementary of the Registrant dated September 28, 1998 creating the Registrant's Series B Cumulative Convertible Preferred Stock (filed herewith).

99(c) Operating Agreement dated as of September 25, 1998 between the Company and Five Arrows Realty Securities II L.L.C. (filed herewith).

99(d) Agreement and Waiver between the Registrant and Five Arrows Realty Securities II L.L.C. (filed herewith).

99(e) Opinion of Jaeckle Fleischmann & Mugel, LLP regarding legality (filed herewith).









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                                    FORM 8-K

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                EastGroup Properties, Inc.
                                                (Registrant)

Dated: September 25, 1998                       By: /s/ Keith McKey N.
                                                Keith McKey, CPA
                                                Executive Vice-President,
                                                Chief Financial Officer,
                                                and Secretary

                                                /s/ Diane W. Hayman
                                                Diane W. Hayman, CPA
                                                Vice-President and Controller
                                                (Principal Accounting Officer)